UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

Spongetech Delivery Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of inCompany)	333-100925 (Commission File Number)	54-2077231 (IRS Employer Identification No.)

43 West 33rd Street, Suite 600
New York, New York 10001
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 594-4175

The Empire Sate Building, 350 Fifth Avenue
Suite 2204, New York, New York 10118
(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 16, 2008, the Company entered into an employment agreement with Steven Moskowitz pursuant to which Mr. Moskowitz agreed to act as the Chief Operating Officer and Chief Financial Officer for a three-year term. In consideration for his agreeing to act as Chief Operating Officer and Chief Financial Officer and in lieu of any salary payable in cash for the three-year term, the Company agreed to issue an aggregate of 4,000,000 shares of Class B Stock to Mr. Moskowitz. Such Class B Stock is entitled to 100 votes per share on all matters for each share of Class B Stock owned, and vote together with the holders of common stock on all matters. Further, each share of Class B Stock is convertible at the option of the holder, into one fully paid and nonassessable share of Common Stock.

On July 16, 2008, the Company entered into an employment agreement with Michael L. Metter pursuant to which Mr. Metter agreed to act as the Chief Executive Officer for a three-year term. In consideration for his agreeing to act as Chief Executive Officer and in lieu of any salary payable in cash for the three-year term, the Company agreed to issue an aggregate of 4,000,000 shares of Class B Stock to Mr. Metter. Such Class B Stock is entitled to 100 votes per share on all matters for each share of Class B Stock owned, and vote together with the holders of common stock on all matters. Further, each share of Class B Stock is convertible at the option of the holder, into one fully paid and nonassessable share of Common Stock.

On July 16, 2008, the Company entered into a consulting agreement with Frank Lazauskas pursuant to which Mr. Lazauskas agreed to act as a consultant to the Company for a three-year term. In consideration for his agreeing to act as a consultant, and in lieu of any compensation payable in cash for the three-year term, the Company agreed to issue an aggregate of 2,000,000 shares of Class B Stock to Mr. Lazauskas. Such Class B Stock is entitled to 100 votes per share on all matters for each share of Class B Stock owned, and vote together with the holders of common stock on all matters. Further, each share of Class B Stock is convertible at the option of the holder, into one fully paid and nonassessable share of Common Stock.

On July 16, 2008, the Company issued an aggregate of 2,253,436 shares of common stock to Sichenzia Ross Friedman Ference LLP as compensation for legal services rendered to the Company.

On June 2, 2008, the Company entered into a consulting agreement with R.F. Lafferty & Co., Inc. pursuant to which R.F. Lafferty & Co., Inc. agreed to provide certain strategic financial and advisory services to the Company for a two-year term. In consideration for their agreeing to act as a consultant, the Company agreed to issue an aggregate of 2,000,000 shares of common Stock to R.F. Lafferty & Co., Inc.

From January of 2008 through June 2008, the Company issued an aggregate of 267,154,132 shares of common stock to RM Enterprises International, Inc., a company that is our majority stockholder and which is controlled by our officers and directors, in consideration of the advance to the Company of an aggregate of $4,918,432.46 by RM Enterprises International, Inc. Such shares were issued in tranches at the time of each of the advances of funds to the Company at a 40% discount from the market price on the date of each such advance. The average per share issuance price for the shares was $0.0184.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") with respect to each of the foregoing issuances pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder.

As a result of the forgoing transactions the Company currently has an aggregate of 399,955,873 shares of common stock and 10,000,000 shares of Class B Stock issued and outstanding.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 16, 2008, the Board of Directors of the Company amended the Company’s Certificate of Incorporation to increase its authorized capital to 800,000,000 shares consisting of 750,000,000 shares of common stock, par value $0.001, 40,000,000 shares of preferred stock, par value $0.001, and 10,000,000 shares of Class B Stock, par value $0.001. The Class B Stock is a newly created designation.

Description of Class B Stock

Holders of Class B Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to 100 votes for each share of Class B Stock owned. Holders of Class B Stock vote together with the holders of common stock on all matters.

Each share of Class B Stock is convertible at the option of the holder, into one fully paid and nonassessable share of Common Stock.

Holders of the Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available. In the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class B Stock in an amount per share Class B Stock equal to 90% of the amount of the cash dividends paid on each share of the Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent).

No person holding shares of Class B Stock of record may transfer, and the Company shall not register the transfer of, such shares of Class B Stock, as Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a permitted transferee (as described in the Certificate of Amendment) and any attempted transfer of shares not permitted shall be converted into Common Stock as provided by subsection.

Item 8.01 Other Events.

On July 16, 2008, the Company formed six wholly-owned subsidiaries under the laws of the State of Nevada: (1) Spongetech Kitchen & Bath, Inc.; (2) Spongetech Health & Beauty, Inc.; (3) Spongetech Auto, Inc.; (4) Spongetech Medical, Inc.; (5) Spongetech Pets, Inc.; and (6) America’s Cleaning Company. The Company plans to engage in its proposed different lines of business through each of the subsidiaries and to hold all intellectual property in its America’s Cleaning Company subsidiary.

In July 2008, RM Enterprises International, Inc., a company that is our majority stockholder and which is controlled by our officers and directors, agreed to grant the Company the right, exercisable by the Company at any time on or prior to February 28, 2010, to repurchase all or any portion of the 267,154,132 shares issued that RM Enterprises International, Inc. had purchased from the Company since January 1, 2008 at the original price paid by RM Enterprises International, Inc. to the Company for such shares, or an aggregate of $4,918,432.46 for all of such shares.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Spongetech Delivery Systems, Inc. filed on July 16, 2008
3.2	Employment Agreement between Spongetech Delivery Systems, Inc. and Steven Moskowitz dated July 16, 2008
3.3	Employment Agreement between Spongetech Delivery Systems, Inc. and Michael L. Metter dated July 16, 2008
3.4	Consulting Agreement between Spongetech Delivery Systems, Inc. and Frank Lazauskas dated July 16, 2008
3.5	Consulting Agreement between Spongetech Delivery Systems, Inc. and R.F. Lafferty & Co. Inc. dated June 2, 2008
3.6	Letter Agreement between Spongetech Delivery Systems, Inc. and R.M. Enterprises International, Inc. dated July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: July 28, 2008	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer